UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32423	02-0733940
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 2345,
Abingdon, VA 24212
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 1, 2008, Alpha Natural Resources, Inc. (the “Company”) issued a press release announcing that the Company’s 2.375% Convertible Senior Notes due 2015 (the “Notes”) are now convertible at the option of the holders and will remain convertible through September 30, 2008, the last trading day of the current fiscal quarter, as provided in the indenture governing the Notes. The Notes became convertible because the Company’s common stock exceeded the conversion threshold price of $71.06 per share (130% of the applicable conversion price of $54.66 per share) for at least twenty trading days within the thirty consecutive trading days ending June 30, 2008. A copy of the press release issued on July 1, 2008 is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1  Press Release dated July 1, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

July 2, 2008	By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.                      Description

     99.1                                Press Release dated July 1, 2008.